Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com Fernando Melon (Investors): 212-770-4630; fernando.melon@aig.com Claire Talcott (Media): 212-458-6343; claire.talcott@aig.com

VALIDUS REINSURANCE, LTD. ISSUES NOTICES OF REDEMPTION OF JUNIOR SUBORDINATED NOTES

NEW YORK – November 13, 2018 – American International Group, Inc. (NYSE: AIG) today announced that Validus Reinsurance, Ltd. (“Validus Reinsurance”), an AIG company, will redeem all of Validus Reinsurance’s outstanding (i) Floating Rate Deferrable Interest Subordinated Notes due September 15, 2036 (CUSIP Number 33848GAA9) (the “2036 Dollar Junior Notes”) issued pursuant to the Junior Subordinated Indenture dated as of August 23, 2006, as supplemented from time to time, between Validus Reinsurance, as issuer, and The Bank of New York Mellon Trust Company, National Association, as trustee (the “2036 Indenture”); (ii) Floating Rate Deferrable Interest Subordinated Notes due September 15, 2036 (CUSIP Number 33848GAB7) (the “2036 Euro Junior Notes”) issued pursuant to the Note Purchase Agreement dated as of August 23, 2006, as amended from time to time, between Validus Reinsurance, as issuer, and Merrill Lynch International, as purchaser (the “Note Purchase Agreement”); and (iii) Floating Rate Deferrable Interest Subordinated Notes due September 15, 2037 (CUSIP Number 33848GAC5) (the “2037 Junior Notes” and, together with the 2036 Dollar Junior Notes and 2036 Euro Junior Notes, the “Junior Notes”) issued pursuant to the Junior Subordinated Indenture dated as of September 20, 2007, as supplemented from time to time, between Validus Reinsurance, as issuer, and The Bank of New York Mellon Trust Company, National Association, as trustee (the “2037 Indenture” and, together with the 2036 Indenture, the “Indentures”).

The Junior Notes will be redeemed on December 17, 2018 (the “Redemption Date”) at a redemption price of 100% of the principal amount of each Junior Note outstanding, plus accrued and unpaid interest thereon, up to, but excluding, the Redemption Date (the “Redemption Price”). From and after the Redemption Date, all interest on the Junior Notes will cease to accumulate, such Junior Notes shall no longer be deemed outstanding, and all rights of the holders of such Junior Notes will terminate.

The notices of redemption specifying the terms, conditions and procedures for the redemption of the 2036 Dollar Junior Notes, 2036 Euro Junior Notes and 2037 Junior Notes (the “Redemption Notices”) will be mailed to holders of record of the 2036 Dollar Junior Notes, 2036 Euro Junior Notes and 2037 Junior Notes, respectively.

This press release does not constitute a notice of redemption under either of the Indentures or the Note Purchase Agreement and is qualified in its entirety by reference to the Redemption Notices issued by Validus Reinsurance.

Certain statements in this press release, including those describing the redemption, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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Validus Reinsurance, Ltd. is an American International Group, Inc. (AIG) company. AIG is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

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